UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

WASHINGTON TRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly, Rhode Island	02891
(Address of principal executive offices)	(Zip Code)

(401) 348-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2024, the Compensation & Human Resources Committee (the “Committee”) of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) and the Corporation’s subsidiary bank, The Washington Trust Company, of Westerly (the “Bank”) approved the suspension for 2024 of the Corporation’s Annual Performance Plan for certain executives including all executive officers of the Corporation and the Bank and adopted the 2024 Executive Bonus Plan (the “Executive Bonus Plan”) for calendar year 2024 only.

The Executive Bonus Plan, which is for executives designated as Executive Vice President or higher on January 1, 2024, will create a bonus pool which will be funded based on the Corporation’s net income performance and awards will be allocated to each participant based upon individual performance and contribution to the Corporation’s success. Target incentive levels are based upon the participating executive’s position. The maximum incentive payment will be 150% of target for each participant. Performance goals will be established by the Committee. Performance results will be based on GAAP earnings consistent with publicly released results. Executive Bonus Plan awards, which may be made to an executive in cash and/or equity, are intended to be performance-based awards granted under, and subject to the requirements of, Section 10 of the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan. The Corporation intends that the Executive Bonus Plan and all payments under the plan will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The foregoing description of the Executive Bonus Plan is not complete and is qualified in its entirety by reference to Executive Bonus Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on May 21, 2024, the Committee approved changes to the Wealth Management Business Building Incentive Plan (the “Business Building Incentive Plan”), a cash incentive plan which covers certain wealth management executives, including the Chief Wealth Management Officer. The Business Building Incentive Plan supersedes all previous similar plans provided for the participants. Target incentive levels are based upon the participating executive’s position. The maximum incentive payment will be 150% of target for each participant. Performance goals will be established by the Committee. Performance will be measured based on targets for new business, lost business, pre-tax earnings, and revenue. Regardless of the actual award levels determined by the plan parameters, the Committee may reduce the size of any award. The Corporation intends that the Business Building Incentive Plan and all payments under the plan will be exempt from Section 409A of the Code. The foregoing description of the Business Building Incentive Plan is not complete and is qualified in its entirety by reference to Business Building Incentive Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	10.1	2024 Executive Bonus Plan

	10.2	Wealth Management Business Building Incentive Plan

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.

Date:	May 28, 2024	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer